UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2016

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA (State or other jurisdiction of incorporation)	0-25464 (Commission File Number)	26-2018846 (I.R.S. Employer Identification No.)
500 Volvo Parkway Chesapeake, VA 23320 (Address of principal executive offices)	23320 (Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2016, the Board of Directors of Dollar Tree, Inc. (the “Company”) appointed Gregory M. Bridgeford to the Board of Directors, effective immediately.

Mr. Bridgeford, age 61, served as the Chief Customer Officer of Lowe's Companies, Inc. from 2012 to 2014 until his retirement. His employment with Lowe's began in 1982 where he held various senior level positions, including Executive Vice President of Business Development (2004-2012), Senior Vice President of Business Development (1999-2004), Senior Vice President of Marketing (1998-1999), Senior Vice President and General Merchandising Manager (1994-1998), Vice President of Merchandising (1989-1994), Vice President of Corporate Development (1986 - 1989), and Director of Corporate Development (1982-1986).

The Board of Directors anticipates naming Mr. Bridgeford to serve on one or more committees of the Board of Directors, but at the time of this Form 8-K, the Board of Directors has not determined the committee(s) to which he will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Mr. Bridgeford’s compensation will be consistent with the compensation policies applicable to the Company’s other non-employee directors as disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Shareholders.

Item 7.01.     Regulation FD Disclosure.

On May 9, 2016, the Company issued a press release announcing Mr. Bridgeford’s appointment. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

99.1 Press Release dated May 9, 2016 issued by Dollar Tree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 9, 2016	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit     99.1 - Press release dated May 9, 2016 issued by Dollar Tree, Inc.